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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 2003 relating to the financial statements, which appears in the 2002 Annual Report to Shareholders of Ablest Inc., which is incorporated by reference in Ablest Inc.'s Annual Report on Form 10-K for the year ended December 29, 2002.




PricewaterhouseCoopers LLP

Tampa, Florida
January 9, 2004